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                                                                  EXHIBIT 99.369


FROM:                 Fortney, Elizabeth
SENT:                 Thursday, June 10, 1999 5:00 PM
TO:                   Curts, Linda
CC:                   Noblitt, Carl; McManus, Terry; Suding, Alan; Winner, Bob
SUBJECT:              Portfolio applications analyst ?!?

IMPORTANCE:           High
SENSITIVITY:          Confidential
Linda,
I spoke with Frank Stewart at SCE, he has not yet found the appropriate resource. He is a good friend of ours (particularly likes Terry) and is very comfortable being candid. The original intent in Terry sending me over, was that it would be convenient because Frank sees it as a part time and on-call roll. If we identify a resource that meets his main screening criteria, which is more technical, we can fill in the management/consulting with the rest of our team here through Bob Winner, Al Suding and myself. The concern that Frank has is that it's part time and if we bring someone else in, we would require full time work to cover our costs. However, his candid comment was that our firm having someone working very closely with Canney would have some distinct advantages. As an extension to that comment, we would also have some advantage in looking at the total portfolio of applications information. Carl and I discussed the gains to be made with this advantage and it seems to us that if we could bill at a level that at least covers the cost of someone being here, it would make sense for us to do the deal.

Please note, I am attaching an e-mail from Frank with his criteria and he wants us to understand that it's very confidential that he sent the info and talked to me on the topic.

We will be conducting our bi-weekly leadership meeting tomorrow and I will go over this with Al Suding and Bob Winner to come together with a more precise definition of the required skillsets to forward to you.

Thanks for your help,
Liz

LIZ,
I KNOW IT IS A LITTLE UNDEFINED BUT MY REQUIREMENTS ARE SOMETHING LIKE:
*        ABILITY TO PERFORM REQUIRED STAFF WORK AND MAKE RECOMMENDATIONS
AS
TO WHICH MANAGEMENT METHODS AND PRODUCTIVITY PROGRAMS WILL BE PURSUED.
*        THE REQUIREMENT IS PART TIME BUT THE ASSIGNMENTS WILL TEND TO BE
URGENT.
*        EXPERIENCE IN THE MANAGEMENT OF APPLICATION DEVELOPMENT AND
MAINTENANCE.
*        NEED TO BE ABLE TO UNDERSTAND AND USE METRICS TO HELP OUR
DIRECTOR
MAKE DECISIONS ABOUT HOW TO MANAGE THE PORTFOLIO.
         *        OUR TARGET UNIT OF MEASURE IS FUNCTION POINTS
         *        PRODUCTIVITY MEASURES WILL BE INCLUDED
         *        THE PORTFOLIO HERE IS HETEROGENEOUS.  LANGUAGES INCLUDE
COBOL,   POWERBUILDER, C, C++, CSP, SMALLTALK, OMNIS, ETC.
         *        PLATFORMS RANGE FROM LARGE SCALE IBM, UNIX, NT, TO P.C.
IMPLEMENTATIONS.
* AN ADDITIONAL BUT HARD TO ARTICULATE REQUIREMENT IS THAT OF CONFIDENTIALITY AND SENSITIVITY TO THE HR RELATED ASPECTS OF
DETERMINING THE
NATURE OF THE WORK AND ASSOCIATED PRIORITIES.
PLEASE KEEP THIS NOTE CONFIDENTIAL.
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LIZ FORTNEY
PEROTSYSTEMS CORPORATION
VOICE: (626) 537-3006
CELL: (626) 705-4135
FAX: (603) 849-7989
Pager: (800) PAGEMCI pin #1938735
ELIZABETH.FORTNEY@PS.NET